                                  SCHEDULE 14A
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /

Check the appropriate box:
     / / Preliminary Proxy Statement
     / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
     /x/ Definitive Proxy Statement
     / / Definitive Additional materials
     / / Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12
--------------------------------------------------------------------------------

                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                              RIDDELL SPORTS INC.
--------------------------------------------------------------------------------

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
     /x/ No fee required
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------

     (5) Total fee paid:
--------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

--------------------------------------------------------------------------------

     (1) Amount Previously Paid:
--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------

     (3) Filing Party:
--------------------------------------------------------------------------------

     (4) Date Filed:
--------------------------------------------------------------------------------

                              RIDDELL SPORTS INC.
                          900 THIRD AVENUE, 27TH FLOOR
                            NEW YORK, NEW YORK 10022

DEAR FELLOW STOCKHOLDER:

     On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders of Riddell Sports Inc. (the 'Company') to be held on Tuesday, June 24, 1997, at 1:00 o'clock p.m. (Eastern Daylight Time) at the Mahogany Room at the Harvard Club, 27 West 44th Street, New York, New York 10036.

     For the reasons set forth in the accompanying proxy statement, your Board of Directors unanimously recommends that you vote for:

          1. Management's nominees for directors;

          2. adopting the Company's 1997 Stock Option Plan;

          3. amending the Company's 1991 Stock Option Plan to eliminate fixed grants of options to certain members of the Board of Directors;

          4. appointing Grant Thornton as the Company's independent auditors;
     and

          5. such other business as may properly come before the meeting.

     In order to ensure that your shares are represented at the meeting, I urge you to promptly date, sign and mail the enclosed proxy using the enclosed addressed envelope, which needs no postage if mailed in the United States. You may withdraw or revoke your proxy at any time prior to the Annual Meeting.

                                          Very truly yours,

                                          ROBERT E. NEDERLANDER
                                          Chairman of the Board

Dated: June 2, 1997

                              RIDDELL SPORTS INC.
                          900 THIRD AVENUE/27TH FLOOR
                            NEW YORK, NEW YORK 10022
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 24, 1997
                            ------------------------

DEAR FELLOW STOCKHOLDER OF
  RIDDELL SPORTS INC:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Riddell Sports Inc. (the 'Company') will be held on Tuesday, June 24, 1997, at 1:00 o'clock p.m. (Eastern Daylight Time) at the Mahogany Room at the Harvard Club, 27 West 44th Street, New York, New York 10036, for the purpose of considering and voting upon the following proposals:

          1. The election of directors;

          2. Adopting the Company's 1997 Stock Option Plan;

          3. Amending the Company's 1991 Stock Option Plan to eliminate fixed grants of options to certain members of the Board of Directors;

          4. To ratify the appointment of Grant Thornton as the Company's independent auditors for the calendar year ending December 31, 1997; and

          5. Such other business as may properly come before the meeting.

     The close of business on May 1, 1997 has been fixed as the record date for determining the stockholders entitled to notice of and to vote at the meeting and any adjournment or postponement thereof, and only stockholders of record on such date are entitled to notice of and to vote at the meeting.

                                          By Order of the Board of Directors


                                          ROBERT E. NEDERLANDER
                                          Chairman of the Board

Dated: June 2, 1997

     WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH NEEDS NO POSTAGE IF MAILED WITHIN THE UNITED STATES. THE PROXY MAY BE REVOKED IN WRITING PRIOR TO THE MEETING, OR IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

                              RIDDELL SPORTS INC.
                            ------------------------

                                PROXY STATEMENT
                      1997 ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     This proxy statement is solicited on behalf of the Board of Directors of Riddell Sports Inc. (the 'Company') for use at the Annual Meeting of Stockholders of the Company to be held on Tuesday, June 24, 1997, at 1:00 o'clock p.m. (Eastern Daylight Time) at the Mahogany Room at the Harvard Club, 27 West 44th Street, New York, New York 10036, and at any adjournment or postponement thereof (the 'Annual Meeting'). The purposes for which the Annual Meeting is to be held are set forth in the Notice of Meeting on the preceding page. This proxy statement and the proxies solicited hereby are first being sent or delivered to stockholders on or about June 2, 1997.

REVOCABILITY AND VOTING OF PROXIES

     The proxy may be revoked by the stockholder at any time prior to its use by the Company by voting in person at the Annual Meeting, by executing a later proxy, or by submitting a written notice of revocation to the Secretary of the Company at the Company's office or at the Annual Meeting. If the proxy is signed properly by the stockholder and is not revoked, it will be voted at the meeting. If a stockholder specifies how the proxy is to be voted, the proxy will be voted in accordance with such specification. Otherwise, the proxy will be voted in the manner specified on the proxy.

     In the event of a broker non-vote with respect to any issue coming before the Annual Meeting arising from the absence of authorization by the beneficial owner to vote as to that issue, the proxy will be counted as present for purposes of determining the existence of a quorum, but will not be deemed as present and entitled to vote as to that issue for purposes of determining the total number of shares of which a plurality or majority (depending upon the issue) is required for adoption. Abstentions, being shares present, entitled to vote and affirmatively not voted are counted for determining a quorum and have the same effect as a 'no' vote.

RECORD DATE AND SHARE OWNERSHIP

     At the close of business on May 1, 1997, 8,067,985 shares of the Company's common stock, $.01 par value ('Common Stock'), were outstanding and eligible to vote at the Annual Meeting. Each stockholder of record is entitled to one vote for each share held on all matters to come before the meeting. Only stockholders of record at the close of business on May 1, 1997 are entitled to notice of and to vote at the meeting.

        EXPANSION OF BOARD OF DIRECTORS IN CONNECTION WITH THE COMPANY'S
               PROPOSED ACQUISITION OF VARSITY SPIRIT CORPORATION


     As previously announced, the Company and a wholly-owned subsidiary of the Company have entered into a merger agreement dated as of May 5, 1997 (the 'Merger Agreement') with Varsity Spirit Corporation ('Varsity') pursuant to which the Company's subsidiary has made a tender offer (the 'Offer') to acquire all outstanding shares of Varsity's common stock (the 'Varsity Stock') at $18.90 per share. The Offer is subject to, among other things, receipt of tender of at least a majority of the outstanding Varsity Stock on a fully diluted basis. The Board of Directors of Varsity has recommended that Varsity stockholders tender their shares in the Offer. Pursuant to the Merger Agreement, as soon as practicable after the completion of the Offer and certain other conditions are satisfied, the Company's subsidiary will merge with and into Varsity with Varsity surviving as a wholly-owned subsidiary of the Company (the 'Merger'). The Company's tender offer will expire June 9, 1997 unless extended.

     Mr. Jeffrey Webb is currently the Chairman of the Board, President and Chief Executive Offer of Varsity. Pursuant to the Merger Agreement, the Company agreed that if the Merger is consummated it will take all actions necessary to appoint Mr. Jeffrey Webb as a director and Vice Chairman of the Board of the Company and to appoint Mr. Webb's designee a member of the Company's Board. Accordingly, the Company's Board of Directors resolved to increase the Board of Directors from six to eight members in the event the Merger is consummated and will appoint Mr. Webb (and his designee if selected) at the effective time of the Merger (the 'Effective Time'). The election of Mr. Webb to the Board of Directors of the Company is not a condition to the consummation of the Offer. However, the Merger Agreement requires the Company to appoint Mr. Webb as a director of the Company at the Effective Time.

     Mr. Webb has not yet designated an individual to serve as a member of the Company's Board.

     Also in connection with the Merger Agreement, the Company entered into an employment agreement with Mr. Webb effective upon Varsity's becoming a subsidiary of the Company upon consummation of the Merger. The employment agreement provides, among other things, that Mr. Webb will be appointed Vice Chairman of the Company and the President and Chief Operating Officer of Varsity Spirit Corporation and will receive the grants of certain options to acquire 397,760 shares of the Company's Common Stock under its employee stock option plan. See 'Employment Agreements and Change of Control Arrangements.'

     Pursuant to a shareholders agreement entered into in connection with the Merger Agreement and dated as of May 5, 1997 among certain shareholders of Varsity (including Mr. Webb) and the Company, such shareholders have agreed to tender all shares of Varsity Stock owned by them (representing approximately 38% of the currently outstanding Varsity Shares) at the purchase price per share set forth in the Offer and in accordance with the terms of the Offer.

     In addition, pursuant to separate but substantially identical stock purchase agreements dated as of May 5, 1997, Mr. Jeffrey Webb and certain other key employees of Varsity have agreed to apply the net after tax proceeds of the sale to the Company of such persons' Varsity Stock (approximately $4,400,000) in the Offer to purchase the number of shares of the Company's Common Stock determined by an agreed upon formula. Approximately 1,200,000 shares would be purchased by these individuals, representing approximately 13% of the Company's then outstanding shares after giving effect to such purchases. The number of shares are estimated based on a 20 day average market price of the Company's Common Stock through May 5, 1997. The actual number of shares to be issued will be based on calculations set forth in the stock purchase agreements and could range from approximately 986,000 shares to approximately 1,585,000 shares. The Company has granted each such purchaser certain incidental registration rights with respect to his or her shares.

     If the proposed Merger with Varsity is consummated, Mr. Webb will beneficially own approximately 1,300,000 shares (10%) of the Company's Common Stock determined on a fully diluted basis (including all options and warrants to be outstanding if the Merger is consummated). Mr. Webb has agreed upon consummation of the Merger to become a party to the Shareholders Agreement dated August 9, 1995 more fully described under 'Security Ownership of Certain Beneficial Owners and Management' among certain officers and/or directors of the Company (or entities owned by some of them) including Messrs. Nederlander, Toboroff, Mauer, McConnaughy and Cougill with respect to all shares of the Company's Common Stock acquired by him in connection with the employment agreement and the stock purchase agreement he entered into in connection with the Merger.

     Also in connection with the Merger Agreement, the Company amended the terms of its 4.10% Convertible Subordinated Note due 2004 in the original principal amount of $7,500,000 with Silver Oak Capital L.L.C. to, among other things, reduce the Conversion Price per share from $6.00 to $5.3763 in the event the Merger is consummated.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of May 17, 1997 pertaining to ownership of the Company's Common Stock by persons known to the Company to own 5% or more of the Company's Common Stock and Common Stock owned beneficially by each director and named executive officer of the Company and by directors and named executive officers of the Company as a group.

     Mr. Robert Nederlander, the Company's Chairman, is the general partner of M.L.C. Partners Limited Partnership ('MLC') which beneficially owns approximately 10% of the Company's outstanding Common Stock. Entities owned by Mr. John McConnaughy Jr., a member of the Company's Board of Directors, and

Mr. Nederlander are limited partners of MLC. The shares of the Company's Common Stock owned by MLC (as well as certain other shares of the Company's Common Stock beneficially owned by Messrs. Nederlander and McConnaughy) are subject to a Voting Trust dated May 29, 1991 (the 'Voting Trust') with respect to which Mr. Nederlander is the Voting Trustee. Pursuant to the Voting Trust, Mr. Nederlander has the sole voting power and the discretion to vote the shares as he determines with respect to all matters subject to stockholder vote. Messrs. Cougill, Mauer, McConnaughy, Nederlander and Toboroff (directors and/or officers of the Company) and certain entities they control entered into a Shareholders Agreement dated August 9, 1995 (the 'Shareholders Agreement') pursuant to which, generally, they agreed to vote an aggregate of approximately 2,300,000 shares (29%) of the Company's outstanding Common Stock in the same manner that Mr. Nederlander votes as Voting Trustee. The Voting Trust expires May 28, 2001, and the Shareholders Agreement terminates upon the earliest of the death of Mr. Nederlander, May 28, 2001 or the date of the transfer of shares subject to the Shareholders Agreement (other than to certain parties) as to the shares transferred.

     Pursuant to the Merger, Mr. Jeffrey Webb has agreed to become a party to the Shareholders Agreement if the Merger is consummated. The parties to the Shareholders Agreement have agreed to amend such Agreement so that for the three-year period commencing at the effective time of the Merger and terminating on the third anniversary of such date or upon earlier termination of Jeffrey Webb's employment, the parties thereto will vote their shares (i) in favor of the election of Jeffrey Webb and a designee of Mr. Webb to the Parent Board of Directors, and (ii) in favor of Parent's 1997 Stock Option Plan.

     The information set forth in the following table has been obtained from the Company's records, or from information furnished directly by the individual or entity to the Company or in Schedule 13D filings or Form 4 filings.

                                           AMOUNT AND NATURE OF     PERCENT OF
                                           BENEFICIAL OWNERSHIP    COMMON STOCK
                                           --------------------    ------------
M.L.C. Partners Limited Partnership ....           830,281(1)          10.2%
  c/o Robert Nederlander
  810 Seventh Avenue
  New York, NY 10019

Robert E. Nederlander ..................         3,630,882(2)          44.2%
  810 Seventh Avenue
  New York, NY 10019

Leonard Toboroff .......................         1,383,003(3)          16.9%
  Riddell Sports Inc.
  900 Third Avenue/27th Fl.
  New York, NY 10022

John McConnaughy, Jr. ..................           714,308(4)           8.8%
  300 Atlantic Street
  Stamford, CT 06901

David M. Mauer .........................           361,525(5)           4.3%
  Riddell Sports Inc.
  900 Third Avenue/27th Fl.
  New York, NY 10022

Dan Cougill ............................            88,927(6)           1.1%
  c/o Riddell, Inc.
  3670 N. Milwaukee Avenue
  Chicago, IL 60641


Glenn E. 'Bo' Schembechler .............            37,500(7)         *
  870 Arlington
  Ann Arbor, MI 48104

                                           AMOUNT AND NATURE OF     PERCENT OF
                                           BENEFICIAL OWNERSHIP    COMMON STOCK
                                           --------------------    ------------
Don R. Kornstein .......................            35,000(7)         *
  c/o Riddell Sports Inc.
  900 Third Avenue/27th Fl.
  New York, NY 10022

David Groelinger .......................            19,750(8)         *
  c/o Riddell Sports Inc.
  900 Third Avenue/27th Fl.
  New York, NY 10022

All officers and directors
  as a group (8 individuals) ...........         4,324,750(9)          48.7%

Angelo, Gordon & Co., L.P. .............         1,250,000(10)         13.4%(10)
  245 Park Avenue
  New York, NY 10167

------------------
* Less than 1%

 (1) Includes 43,750 shares underlying the Warrant (as defined below under 'Certain Relationships and Related Transactions') which are currently exercisable. MLC is the direct beneficial owner of all shares, which (other than shares underlying the Warrant) are subject to the Voting Trust pursuant to which Robert Nederlander is voting trustee (the 'Voting Trustee') and has the sole voting power. Mr. Nederlander, as controlling stockholder of the corporation which is the general partner of MLC, may be deemed to beneficially own these shares. Mr. McConnaughy is the sole owner of a corporation that is a limited partner in MLC; a corporation controlled by Mr. Nederlander is also a limited partner in MLC.

 (2) Of the 3,630,822 shares beneficially owned by Mr. Nederlander: (i) 1,684,737 shares are owned by Mr. Nederlander directly or through entities controlled by him having dispositive power over these shares (146,989 of these 1,684,737 shares underlie options granted under the Company's 1991 Stock Option Plan or the Warrant and are exercisable within 60 days of May 17, 1997; 830,281 of those 1,684,737 shares are owned by MLC; and 1,026,873 of these 1,684,737 shares are subject to the Voting Trust), and (ii) an additional 1,946,145 shares are beneficially owned by Mr. Nederlander as Voting Trustee under the Voting Trust and pursuant to the Shareholders

     Agreement. Under Rule 13d-3 of the Securities Exchange Act of 1934, as amended Mr. Nederlander is deemed to beneficially own the shares of stock subject to the Voting Trust and the Shareholders Agreement and owned by MLC.

 (3) Of the 1,383,003 shares of Common Stock beneficially owned by Mr. Toboroff:
     (i) 1,228,108 shares are subject to the Shareholders Agreement; and (ii) 124,538 shares underlie options granted under the Company's 1991 Stock Option Plan and the Warrant that are exercisable within 60 days of May 17, 1997.

 (4) Of the 714,308 shares of Common Stock beneficially owned by Mr.
     McConnaughy: (i) 147,444 are subject to the Voting Trust; (ii) 504,625 are subject to the Shareholders Agreement and (iii) 62,239 shares underlie options granted under the Company's 1991 Stock Option Plan and the Warrant that are exercisable within 60 days of May 17, 1997. Mr. McConnaughy has sole voting power with respect of 37,500 of the 714,308 shares.

 (5) Of the 361,525 shares of Common Stock beneficially owned by Mr. Mauer: (i) 56,266 shares are subject to the Shareholders Agreement; and (ii) 305,259 shares in the aggregate are issuable in connection with options granted under the Company's 1991 Stock Option Plan and the Warrant that are exercisable within 60 days of May 17,1997.

 (6) Of the 88,927 shares of Common Stock beneficially owned by Mr. Cougill: (i) 9,702 shares are subject to the Shareholders Agreement and (ii) an additional 79,225 shares in the aggregate are issuable in connection with options granted under the Company's 1991 Stock Option Plan and the Warrant that are exercisable within 60 days of May 17, 1997.

                                              (Footnotes continued on next page)

(Footnotes continued from previous page)

 (7) Represents shares underlying an option granted under the Company's 1991 Stock Option Plan that are exercisable within 60 days of May 17, 1997.

 (8) Includes 16,250 shares underlying that portion of an option to acquire an aggregate of 65,000 shares that is exercisable within 60 days of May 17, 1997.

 (9) Includes the 830,281 shares owned by MLC.

(10) Based on a Schedule 13G filed February 13, 1997, Angelo, Gordon & Co., L.P. may be deemed to be the beneficial owner of 1,250,000 shares as a result of voting and dispositive powers it holds with respect to $1,000,000 principal amount of the Company's 4.10% Convertible Subordinated Note due November 1, 2004 (the 'Note') convertible at $6.00 per share into 166,667 shares of the Company's Common Stock held for its own account and $6,500,000 principal amount of Note convertible into 1,083,333 shares of Common Stock which it holds for the account of private investment funds for which it acts a general partner and/or investment advisor or investment manager. Pursuant to an amendment to the Note entered into in May 1997, in the event the Company issues certain stock options to Mr. Webb and certain other employees of Varsity in connection with the Merger, the Note will be convertible at a per share price of $5.3763 into 1,395,000 shares.

              ELECTION OF DIRECTORS AND LIST OF EXECUTIVE OFFICERS

     In the absence of contrary instructions, the proxy will be voted for the election of Don R. Kornstein, David M. Mauer, John McConnaughy, Jr., Robert E. Nederlander, Glenn E. 'Bo' Schembechler and Leonard Toboroff to serve as members of the Board of Directors until the 1998 Annual Meeting of Stockholders or until their respective successors shall have been elected and shall have qualified.

     As noted above under 'Expansion of Board of Directors in Connection with the Company's Proposed Acquisition of Varsity Spirit Corporation,' the Company's Board of Directors has agreed that if the Merger is consummated the Company will take all actions necessary to appoint Mr. Jeffrey Webb and his designee members of the Company's Board of Directors. Accordingly, the Board has resolved that if the Merger is consummated the number of members of the Board of Directors will be increased to eight from six. Mr. Webb has not yet named an individual to serve on the Company's Board as his designee, and at the time this Proxy Statement is being mailed to the stockholders, the Offer is still pending and the Merger has not yet been consummated. Consequently, Mr. Webb (and his designee, if selected) will be appointed to the Board at the Effective Time. Proxies cannot be voted for more than six nominees.

     If any nominee is unable or unwilling to serve, which the Board of Directors does not anticipate, the persons named in the proxy will vote for another person in accordance with their best judgment. Assuming the presence of a quorum, directors shall be elected by a plurality of the votes cast at the Annual Meeting for the election of directors. Directors hold office until the next Annual Meeting of Stockholders or until their successors are elected and qualified.

     Information with respect to the nominees and the executive officers of the Company and Mr. Webb is set forth below as of May 17, 1997 and is based upon the records of the Company and information furnished to it by such individuals. See 'Security Ownership of Certain Beneficial Owners and Management' for information pertaining to the Common Stock owned by the nominees and Mr. Webb. See 'Expansion of Board of Directors in Connection with the Company's Proposed Acquisition of Varsity Spirit Corporation' for information pertaining to Mr. Webb's agreement to purchase certain shares of Common Stock in connection with the Merger.

                                                  POSITIONS                  HAS SERVED AS
NAME                             AGE           WITH THE COMPANY             DIRECTOR SINCE
------------------------------   ---    ------------------------------      ---------------
NOMINEES:


Robert E. Nederlander.........   64     Chairman of the Board               April, 1988

David M. Mauer................   48     Chief Executive Officer (since      September, 1993
                                        April, 1993); President
                                        (June 1994-June 1995)

Leonard Toboroff..............   64     Vice President and Director         April, 1988

Don R. Kornstein..............   45     Director                            April, 1995

John McConnaughy, Jr..........   68     Director                            September, 1989

Glenn E. 'Bo' Schembechler....   68     Director                            September, 1991

                            ------------------------

Jeffrey Webb..................   47     --                                  --

                            ------------------------

OTHER EXECUTIVE OFFICERS:

Dan Cougill...................   44     President and Chief Operating       --
                                        Officer of the Company (since
                                        June 1995); President and
                                        Chief Operating Officer of
                                        Riddell, Inc. (since February,
                                        1994)

David Groelinger..............   46     Executive Vice President            --
                                        (since June, 1996); Chief
                                        Financial Officer (since
                                        March, 1996)

     Set forth below is additional biographical information regarding each nominee and executive officer of the Company and Mr. Webb based on information supplied by them.

     Robert E. Nederlander. Mr. Nederlander has been Chairman of the Board of the Company since May 1988 and was the Company's Chief Executive Officer from May 1988 through May 1, 1993. From February until June 1992, Mr. Nederlander was also the Company's interim President and Chief Operating Officer. Mr. Nederlander has been President and a Director since November 1981 of the Nederlander Organization, Inc., owner and operator of one of the world's largest chains of live theaters. He served as the Managing General Partner of the New York Yankees from August 1990 until December 1991, and has been a limited partner since 1973. Mr. Nederlander has been President since October 1985 of the Nederlander Television and Film Productions, Inc. and Chairman of the Board since January 1988 of Mego Financial Corporation and Vice Chairman of the Board since February 1988 to early 1993 of Vacation Spa Resorts, Inc. (an affiliate of Mego Financial Corporation). Mr. Nederlander became a director of Mego Mortgage Corporation in September 1996. Mr. Nederlander became Chairman of the Board of Allis-Chalmers Corp. in May 1989; from 1993 through October 1996 he was Vice Chairman and, thereafter he remained solely as a director. In 1995, Mr. Nederlander became a director of HFS Incorporated. In October 1996 Mr. Nederlander became a director of News Communications, Inc., a publisher of Community oriented free circulation newspapers. Mr. Nederlander was a senior partner in the law firm of Nederlander, Dodge and Rollins in Detroit, Michigan, between 1960 and 1989. Following the Merger, Mr. Nederlander will continue to serve as the Chairman of the Board of the Company.

     David M. Mauer. Mr. Mauer became the Company's Chief Executive Officer on April 1, 1993, succeeding Mr. Nederlander. Mr. Mauer was President of Mattel U.S.A. from late 1990 through the beginning of 1993 and was President of Tonka U.S.A. Toy Group from 1988 until 1990. In 1995, Mr. Mauer was elected a member of the Board of Directors of The Topps Company, Inc. Mr. Mauer has been a member of the Board of Directors of the National Center for Missing and Exploited Children since 1996.

     Leonard Toboroff. Mr. Toboroff has been Vice President of the Company since April 1988. Since May 1989, Mr. Toboroff has been a Vice President and Vice Chairman of the Board of Allis-Chalmers Corp. Mr. Toboroff has been a practicing attorney since 1961 and from January 1, 1988 to December 31, 1990, was counsel to Summit Solomon & Feldesman in New York City, which was counsel to the Company from April 1988 through February 1993. He has been a Director since August 1987 and was Chairman and Chief Executive Officer from December 1987 to May 1988 of Ameriscribe Corp. Mr. Toboroff was Chairman and Chief Executive Officer from May-July 1982, and then was Vice Chairman from July 1982 through September 1988 of American Bakeries Company. Mr. Toboroff has been a director of Banner Aerospace, Inc., a supplier of aircraft parts since September 1992. He has been a director of Engex, Inc. and director of Saratoga Springs Beverage Co. since 1993. In 1995, Mr. Toboroff became a director of Xplor Corporation.

     Don R. Kornstein. Mr. Kornstein has been a member of the Board of Directors, Chief Executive Officer and President of Jackpot Enterprises, Inc. since September 1994. Prior to this he was a Senior Managing Director at Bear, Stearns & Co. Inc. for 17 years through September 1994.

     John McConnaughy, Jr. Mr. McConnaughy is Chairman and Chief Executive Officer of JEMC Corp. since 1988. From 1969 to 1986, Mr. McConnaughy served as Chairman and Chief Executive Officer of Peabody International Corp. since 1988 ('Peabody'). From 1981 to 1992, he served as Chairman and Chief Executive Officer of GEO International Corp. when it was spun off from Peabody in 1981. Mr. McConnaughy is a Director of DeVlieg Bullard Inc., Mego Corp., Transact International, Inc., Levcor International, Inc. and Wave Systems. Geo International filed a petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code in 1993.


     Glenn E. 'Bo' Schembechler. Mr. Schembechler was President of the Detroit Tigers from January 1990 through August 1992 and a member of the Tigers Board of Directors from 1989 through 1990. He is also a Director of Midland Company. From 1968 through 1989, Mr. Schembechler was head football coach of the University of Michigan and served as its Athletic Director in 1988 and 1989.

     Jeffrey Webb. Mr. Webb has been the Chairman of the Board, President and Chief Executive Officer of Varsity Spirit Corporation since its formation in 1983. Following the Merger, Mr. Webb will serve as the Vice Chairman of the Board of the Company and the President and Chief Operating Officer of Varsity Spirit Corporation and the Company's Varsity Group Division.

     Dan Cougill. Mr. Cougill was appointed President and Chief Operating Officer of the Company in June, 1995 and of its subsidiary, Riddell, Inc., in February 1, 1994. Prior to his appointment, Mr. Cougill was employed in various capacities by Wilson Sporting Goods since 1977 and was a Vice President of Wilson Sporting Goods and the General Manager of its Team Sports Division prior to joining the Company.

     David Groelinger. In March of 1996, Mr. David Groelinger was appointed the Company's Chief Financial Officer and in June of 1996 its Executive Vice President. From 1994 to 1995, he was a member of the Board of Directors, Executive Vice President and Chief Financial Officer of Regency Holdings (Cayman) Inc., which owned and operated a major international cruise line. Prior to this Mr. Groelinger served in various senior financial capacities during twelve years at Chiquita Brands International, Inc. In 1990, he was promoted to Vice President reporting to Chiquita's President and Chief Operating Officer. Regency Holdings (Cayman) Inc. filed a petition to reorganize under Chapter 11 of the United States Bankruptcy Code in November 1995.

                                    *  *  *

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS
                     VOTE 'FOR' THE NOMINEES FOR DIRECTORS.

                                    *  *  *

                STRUCTURE AND COMPENSATION OF BOARD OF DIRECTORS

DIRECTORS' FEES AND BOARD MEETING ATTENDANCE

     Directors who are not officers of the Company received a fee in 1996 of $15,000 per annum. In 1996, directors who were members of the Audit and Compensation Committees of the Board (Messrs. McConnaughy, Kornstein and Schembechler) were also each paid an aggregate additional amount of $5,000 per annum for their Committee memberships. Mr. McConnaughy waived his directors' fees in 1996.

     During 1996, directors other than Mr. Mauer were each granted an option to purchase 7,500 shares of the Company's Common Stock at an exercise price of $4.75 per share. Mr. Mauer, the Company's Chief Executive Officer, was granted an option in 1996 to acquire 50,000 shares of Common Stock at an exercise price of $4.50 per share. See 'Options Granted in 1996'.

     The Company has agreed to indemnify each director and officer against certain claims and expenses for which the director might be held liable in connection with services on the Board. In addition, the Company maintains an insurance policy insuring its directors and officers against such liabilities.

     During calendar year ended December 31, 1996, there were 6 meetings of the Board of Directors, and all members attended each meeting. There was one meeting of each of the Audit, Compensation and Executive Committee, attended by all members in each case. Additionally, there was Action by Unanimous Written Consent of the Compensation Committee one time in 1996.

COMMITTEE STRUCTURE AND MEETINGS

     The Board of Directors maintains an Executive Committee consisting of Mr. Nederlander, the Committee's Chairman, Mr. Mauer and Mr. Toboroff. Under the Company's Bylaws the Executive Committee has the power of the full Board. The Executive Committee met one time in 1996.

     The Board of Directors also maintains a Compensation Committee comprised in 1996 of Messrs. McConnaughy, Schembechler and Mr. Kornstein. Mr. Kornstein was Chairman of the Committee in 1996. None of these individuals has ever been an officer of the Company. The Compensation Committee reviews and establishes the cash and non cash compensation of key employees and recommends grants of options under the Company's 1991 Stock Option Plan. It considers recommendations of management and, when it deems appropriate, the advice of outside experts in connection with these determinations. The Compensation Committee had one meeting, and acted by unanimous written consent in lieu of a meeting one time, in 1996.

     The Board of Directors has established an Audit Committee which in 1996 was comprised of Messrs. McConnaughy, Schembechler and Mr. Kornstein. Mr. Kornstein was Chairman of the Committee in 1996. No member of the Audit Committee has ever been an officer of the Company. The Audit Committee reviews the Company's internal controls and the objectivity of its financial reporting and the scope and results of the auditing engagement. It meets with appropriate Company financial personnel and independent public accountants in connection with these reviews. The auditors have access to such Committee at any time. The Audit Committee met one time in 1996.

     The Company does not have a standing nominating committee.

     The members of each Committee are appointed by the Board of Directors for a term beginning after the first regular meeting of the Board following the Annual Meeting and until their respective successors are elected and qualified. Each Committee elects its own Chairman.

                            SECTION 16(a) DISCLOSURE

     The Company believes, based solely on its review of the copies of the Forms 3, 4 and 5 required to be filed with the Company pursuant to Section 16(a) of the Exchange Act by its Officers, Directors and Beneficial Owners of over 10% of the Company's Common Stock ('insiders'), that during the fiscal year ended December 31, 1996, all filing requirements applicable to its insiders were complied with.

                 COMPENSATION COMMITTEE REPORT ON COMPENSATION

GENERAL

     After consultation with supervising management, the Compensation Committee of the Board of Directors determined the cash compensation of, and recommended for full Board approval grants of incentive stock options to, senior executive officers for 1996. Messrs. Nederlander, Mauer and Toboroff are senior executive officers and members of the Board of Directors of the Company and do not vote on matters concerning their own compensation.

COMPENSATION PHILOSOPHY

     The executive compensation philosophy of the Board of Directors and its Compensation Committee (which is intended to apply to all Company management, including its Chief Executive Officer) is to provide competitive levels of compensation, provide incentives to management, reward above average corporate performance, and assist the Company in attracting and retaining qualified management. Management compensation is intended to be set at levels that the Board of Directors believes is consistent with others in the Company's industry and at a level that will aid in attracting and retaining qualified management. The Board of Directors endorses the position that equity ownership by management is beneficial in aligning management's and shareholders' interests in the enhancement of shareholder value.

     The components of executive officer compensation are designed to meet the Company's compensation policies. Presently, the program is comprised of two elements: 1) base salary (plus benefits customarily paid to employees, such as insurance) and 2) incentive compensation, consisting of cash (bonus) and non-cash (stock options) incentive compensation.

     The Company from time to time consults with executive compensation experts to assist it in evaluating and establishing appropriate cash and noncash compensation for key employees and directors.

CHIEF EXECUTIVE COMPENSATION

     In order to induce Mr. Mauer, the Company's Chief Executive Officer, to join the Company and become a member of its Board of Directors, in 1993 the Company entered into an employment agreement with him containing a compensation package including salary, stock options and an annual bonus described in 'Employment and Consulting Agreements.' Mr. Mauer's initial compensation was determined after the Board reviewed compensation paid to similarly qualified Chief Executive Officers in the competitive marketplace.

     In determining Mr. Mauer's salary and stock option awards for 1996, the Compensation Committee reviewed the Company's performance in 1996 and the continuing improvement in its performance under Mr. Mauer's leadership. Based on its review, the Committee determined to grant Mr. Mauer stock options and to set

Mr. Mauer's salary for 1996 at a rate that it believed was commensurate with his performance and the Board's perception of compensation paid to individuals with similar qualifications in similar positions in the marketplace. As discussed further in the next section, the Compensation Committee determined not to award members of senior management, including Mr. Mauer, cash bonuses with respect to calendar year 1996 because, while the Company made significant operating improvements in 1996, it did not meet its aggressive internal goals.

COMPENSATION OF OTHER EXECUTIVE OFFICERS

     Base salaries for new executive officers are determined initially by evaluating the responsibilities of the position and the experience, qualifications and talents of the individual relevant to his or her position, and by reference to the competitive marketplace for management talent, including a comparison of base salaries for comparable positions at comparable public companies. Salary adjustments are, generally, discretionary and determined by evaluating management's recommendations, the competitive marketplace, the performance of the Company, the performance and overall contribution of the executive, and any increased responsibilities assumed by the executive.

     In order to induce qualified individuals to join the Company and continue their employment, the Company has granted certain senior executive officers guaranteed signing bonuses in fixed amounts as well as bonuses for the first year of employment. In determining the size of an executive's bonus, if any, the Committee compares performance of the division in which the executive works to the Company's business plan for that division in that year, the contribution of the individual to the performance of that division, and the individual's performance against agreed-upon goals developed by the employee with senior management. The Compensation Committee determined that with respect to 1996 the Company set aggressive growth objectives upon which bonuses were to be determined, and while the Company made significant improvements in 1996, it did not reach its internal objectives and, upon recommendation of senior management, no cash bonuses were awarded to senior management in 1996 (other than a bonus required to be paid to Mr. Groelinger pursuant to the terms of his employment agreement).

     After reviewing recommendations of supervising management, in 1996 the Compensation Committee recommended for full Board approval grants of stock options to certain employees and executive officers. In keeping with the philosophy of the Board of Directors, options granted to executive officers generally vest over a period of years. It is the philosophy of the Board of Directors that stock options should be awarded primarily to key employees of the Company and its subsidiaries and members of its Board of Directors to promote the long-term interest in the welfare of the Company and assist in the retention of such employees, and that stock options should be awarded on an intermittent basis in furtherance of this philosophy.

     In accordance with rules of the Securities and Exchange Commission (the 'Commission'), the Executive Compensation Philosophy of the Board is not intended to be 'filed' or 'soliciting material' or subject to Regulations 14A or 14C or Section 18 of the Exchange Act, or incorporated by reference into any other filing by the Company with the Commission.


                                          COMPENSATION COMMITTEE OF
                                          THE BOARD OF DIRECTORS

                                          DON R. KORNSTEIN
                                          JOHN MCCONNAUGHY, JR.
                                          GLENN E. SCHEMBECHLER

               EXECUTIVE COMPENSATION SUMMARY COMPENSATION TABLE

     The table below sets forth the cash compensation paid to or accrued for the Company's Chief Executive Officer and its four most highly paid executive officers in 1996 for services rendered in all capacities to the Company and its subsidiaries during the fiscal years ended December 31, 1996, 1995 and 1994.

                                                                                        LONG TERM
                                                                                       COMPENSATION
                                                                                          AWARDS
                                                   ANNUAL COMPENSATION AWARDS          ------------
                                            ----------------------------------------    SECURITIES
                                                                      OTHER ANNUAL      UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION          YEAR    SALARY       BONUS      COMPENSATION(1)    OPTIONS(2)    COMPENSATION(4)
-----------------------------------  ----   --------     --------    ---------------   ------------   ---------------

David M. Mauer ....................  1996   $500,000           --           --             50,000         $ 4,620
  Chief Executive Officer            1995    457,500     $170,000           --             50,000           4,620
  (since April 1993)                 1994    420,000      120,000           --            100,000(3)        1,100
Robert E. Nederlander .............  1996   $180,656           --           --              7,500              --
  Chairman of the Board; (since      1995    173,355           --           --             15,000              --
  1988); Chief Executive Officer     1994    166,565           --           --             15,000              --
  (1988-April 1, 1993); President
  and Chief Operating Officer
  (February-June 1992)
Leonard Toboroff ..................  1996   $180,656           --           --              7,500         $13,614
  Vice President (since April 1988)  1995    173,355           --           --             15,000          11,647
                                     1994    166,565           --           --             15,000           1,422
Dan Cougill .......................  1996   $230,000           --           --             15,000         $ 4,750
  President and Chief Operating      1995    206,923     $ 60,000           --             15,000           4,322
  Officer (since June 1995);         1994    180,000      110,000                          75,000              --
  President and Chief Operating
  Officer of Riddell, Inc. (since
  February 1994)
David Groelinger ..................  1996   $143,308(5)  $ 25,000(6)        --             65,000              --
  Chief Financial Officer (since
  March 1996); Executive Vice
  President (since June 1996)

------------------

(1) Perquisites and other personal benefits paid in 1996 for the named executive officers aggregated less than the lesser of $50,000 and 10% of the total annual salary and bonus set forth in the columns entitled, 'Salary' and 'Bonus' for each named executive officer and, accordingly, are omitted from the table as permitted by the rules of the Commission.

(2) These options were issued under the Company's 1991 Stock Option Plan.


(3) In 1994 the Company canceled an option previously granted to Mr. Mauer to acquire 100,000 shares of Common Stock and in its place issued an option to acquire an equal number of shares at a lower exercise price per share.

(4) Represents the Company's contribution to its 401K Plan on behalf of the employee, and in the case of Mr. Toboroff, includes the dollar value of approximately $9,000 and $7,000 of insurance premiums paid on behalf of Mr. Toboroff for 1996 and 1995, respectively under an Indeterminate Premium One Year Term Life Policy pursuant to which he will receive the cash surrender value.

(5) Based on an annual salary of $180,000 pursuant to an employment agreement between the Company and Mr. Groelinger. See 'Employment Agreements and Change of Control Arrangements.'

(6) Paid pursuant to the employment agreement between the Company and Mr. Groelinger. See 'Employment Agreements and Change of Control Arrangements.'

                         STOCK OPTIONS GRANTED IN 1996

     The following table sets forth information concerning individual grants of stock options made during 1996 to each executive officer listed below pursuant to the Company's 1991 Stock Option Plan.

                                                                                               POTENTIAL REALIZABLE VALUE
                                                                                                       AT ASSUMED
                                                                                                    ANNUAL RATES OF
                                                                                                      STOCK PRICE
                         NUMBER OF         % OF TOTAL                                           APPRECIATION FOR OPTION
                        SECURITIES       OPTIONS GRANTED                                                TERM (5)
                        UNDERLYING       TO EMPLOYEES IN    EXERCISE PRICE    EXPIRATION    --------------------------------
NAME                  OPTIONS GRANTED      FISCAL YEAR        PER SHARE          DATE          5%               10%
-------------------   ---------------    ---------------    --------------    ----------    --------    --------------------
David M. Mauer.....        50,000(1)            21%             $ 4.50          7/16/06     $141,501          $358,592
Dan Cougill........        15,000(2)             6%               4.31         12/17/06       40,682           103,095
David Groelinger...        65,000(3)            27%               4.63           3/7/06      189,061           479,119
Robert
  Nederlander......         7,500(4)             3%               4.75          6/27/06       22,404            56,777
Leonard Toboroff...         7,500(4)             3%               4.75          6/27/06       22,404            56,777

------------------

(1) This option expires July 16, 2006, vests as to 25% of the underlying shares on each of the first, second, third and fourth anniversaries of the date of grant. The option is canceled upon a termination of employment for cause. In the event Mr. Mauer's employment is terminated by the Company, generally, other than for cause, this stock option becomes fully exercisable for 90 days.

(2) Mr. Cougill's option vests as to 25% of the underlying shares on each of the first, second, third and fourth anniversaries of the date of grant and expires December 17, 2006. The option is canceled upon a termination of employment for cause. In the event Mr. Cougill's employment is terminated by the Company, generally, other than for cause, the option becomes fully exercisable for 90 days.

(3) Mr. Groelinger's option vests as to 25% of the underlying shares on each of the first, second, third and fourth anniversaries of the date of grant and expires March 7, 2006. The option is canceled upon a termination of employment for cause. In the event Mr. Groelinger's employment is terminated by the Company, generally, other than for cause, the option becomes fully exercisable for 90 days.

(4) Messrs. Nederlander and Toboroff were granted options together with the other members of the Company's Board of Directors (other than Mr. Mauer) in 1996 under the Company's 1991 Stock Option Plan. The options are fully exercisable commencing June 27, 1997 through June 27, 2006. Each option is canceled upon a termination of employment for cause. In the event the individual's Board membership terminates, generally, other than for cause, each stock option becomes fully exercisable for 90 days.

(5) Based upon the per share market price on the date of grant and an annual appreciation of such market price at the rate stated in the table through the expiration date of such options. Gains, if any, are dependent upon the actual performance of the Common Stock, as well as the continued employment of the executive officers through the vesting period. The potential realizable values indicated have not taken into account amounts required to be paid as income tax under the Internal Revenue Code and any applicable state laws.

                       STOCK OPTIONS HELD AT END OF 1996

     The following table indicates the total number of exercisable and unexercisable stock options held by each executive officer listed below on December 31, 1996. No options to purchase the Company's Common Stock were exercised during 1996. On December 31, 1996, the last sales price of the Common Stock on NASDAQ was $4.63 per share.

                                 NUMBER OF SECURITIES
                                      UNDERLYING                  VALUE OF UNEXERCISED
                                UNEXERCISED OPTIONS AT          IN-THE-MONEY OPTIONS AT
                                  DECEMBER 31, 1996                DECEMBER 31, 1996
                            ------------------------------    ----------------------------
NAME                        EXERCISABLE      UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
-------------------------   -----------      -------------    -----------    -------------
David M. Mauer...........     230,000           170,000        $ 268,950        $98,050
Dan Cougill..............      78,750            26,250          159,375         18,750
David Groelinger.........          --            65,000               --             --
Robert E. Nederlander....      71,000             7,500           69,375             --
Leonard Toboroff.........      71,000             7,500           69,375             --

            EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL ARRANGEMENTS

     In June 1992, the Company entered into an employment agreement with each of Messrs. Nederlander and Toboroff. Each agreement continues until terminated by the Company, with termination effective three years after the Company delivers notice of termination or, if earlier, until the death or disability of the employee. The agreements are immediately terminable by the Company for Cause (as defined therein). Bonuses are discretionary with the Board. Each agreement provides a base salary of $162,500 which may be increased in the discretion of the Board, provided that in any event each year the salaries are increased at least by the percentage increase in the Consumer Price Index. The current salary of Messrs. Nederlander and Toboroff is $184,889. Each agreement provides that in the event the Company terminates the employee's employment, generally, other than for Cause, the employee will receive his full salary through the end of the term of his agreement and annual bonuses for the remainder of the term equal to the average of the annual bonuses awarded to the employee prior to termination. Each agreement acknowledges that the employee will devote time and provide services to entities other than the Company.

     In April 1993, the Company entered into an employment agreement with Mr. Mauer. The agreement, as amended in 1994, provides an annual base salary in such amount in excess of $400,000 as the Board of Directors may determine from time to time. The agreement provides for years after 1993 that the Board of Directors and Mr. Mauer establish target bonuses based upon measures to be agreed upon before the beginning of each calendar year, and that Mr. Mauer's bonus will be a percentage, not to exceed 100%, of his base salary based upon the percent of the targets achieved. The agreement continues until terminated by the Company, with termination effective three years after the Company delivers notice of termination or, if earlier, until Mr. Mauer's death or disability. The agreement is immediately terminable for Cause (as defined). Mr. Mauer was granted an option for ten years to acquire 300,000 shares of the Company's Common Stock pursuant to the Agreement at an average price of $3.63 per share. In the event Mr. Mauer's employment is terminated, generally, other than for Cause, Mr. Mauer will receive his salary for a period of three years plus a pro rata portion of the bonus earned through the date of termination, and his options become fully exercisable for one year.

     The Company entered into an employment agreement with Mr. Cougill as of February 1, 1994, providing for a $50,000 signing bonus, an annual salary of $200,000 per annum and minimum bonus of $50,000 for 1994. Pursuant to his employment agreement, Mr. Cougill was granted an Option for five years to purchase 75,000 shares of the Company's Common Stock at $2.56 per share. In the event Mr. Cougill's employment is terminated by the Company, generally, other than for Cause (as defined therein), the stock options become fully exercisable for one year. The employment agreement also provides that in the event the Company terminates Mr. Cougill's employment, generally, other than for Cause, Mr. Cougill will receive his full salary for a period of one year plus the pro rata portion of his bonus earned through the date of termination by the Company, and his options become exercisable in full for one year. The Agreement is immediately terminable for Cause and expires, unless renewed, in May 1998.

     The Company entered into a two year employment agreement with Mr. Groelinger effective March 1996 in connection with his joining the Company as Chief Financial Officer. The agreement provides for an annual base salary of $180,000 and a guaranteed minimum bonus for 1996 of $25,000. After 1996, bonuses will be a percentage of his salary, with a target of 40%. Pursuant to his employment agreement, Mr. Groelinger was granted a ten year option to purchase 65,000 shares of the Company's Common Stock at an exercise price of $4.63 per share. The agreement is immediately terminable for Cause (as defined). The agreement provides generally that if Mr. Groelinger's employment is terminated other than for Cause, he will be paid no less than one year's salary (two years' salary in the event termination arises in connection with a Change of Control (as defined) plus a pro rata portion of his bonus through the date of termination, and his stock options become immediately exercisable for one year to the extent then vested.

     In connection with the Merger, the Company entered into an employment agreement with Jeffrey G. Webb on May 5, 1997 which becomes effective if the Merger is consummated. Under the terms of such agreement, which has a three-year term, Mr. Webb will serve as Vice Chairman of the Company, as well as President and Chief Operating Officer of Varsity. Mr. Webb will be entitled to a base salary of no less than $375,000 per year and will be eligible to participate in those bonus arrangements which are made available to other senior officers of the Company at a target level of 40% of his base salary. Upon termination of Mr. Webb's employment (i) by the Company without Cause (as defined in the employment agreement), (ii) by Mr. Webb with Good Reason (as defined therein, including a material adverse alteration in his status or responsibility and relocation more than 50 miles from Memphis, Tennessee), or (iii) following a Change in Control (as defined in the employment agreement), Mr. Webb will receive continued payments of base salary for the longer of the remainder of the term and one year

(two years in case of termination following a Change in Control) (any such applicable period, the 'Continuation Period'), as well as certain other benefits. Mr. Webb is subject to a noncompetition covenant for a period of two years following the termination of his employment for any reason (or for the Continuation Period, if longer).

     Pursuant to his employment agreement, Mr. Webb will also receive two tranches of options to purchase an aggregate of 397,760 shares of the Company's Common Stock more fully described below. First, on the later of the effective time of the Merger and the date of the Company's 1997 Annual Shareholders' Meeting (the applicable date, the 'Grant Date'), Mr. Webb will receive options to purchase 50,000 shares of the Company's Common Stock. Such grant may, at the Company's option, be pursuant to the Company's 1997 Stock Option Plan (the '1997 Plan'). The exercise price of the options shall be equal to the average closing price of a share of the Company's Common Stock over the ten (10) consecutive trading days ending on the date immediately prior to the Grant Date. The option shall become exercisable as to 1/3 of the shares originally covered by such option upon the first anniversary of the Grant Date and as to an additional 1/3 of the shares originally covered by such option on each of the second and third anniversaries of the Grant Date. The options shall, in general, expire on the earlier of the tenth anniversary of the Grant Date or (subject to extension under certain circumstances) the thirtieth (30) day following the date Mr. Webb's employment is terminated for any reason.

     Secondly, Mr. Webb's employment agreement provides he will receive, within thirty days immediately following the effective time of the Merger, 'special options' to purchase an additional 347,760 shares of Parent Common Stock. Such grant may, at the Company's election be pursuant to the 1997 Plan. The per share exercise price of the special option shall be equal to the lower of (i) the average closing price of a share of the Company's Common Stock over the ten consecutive trading days ending on the date immediately prior to the effective time of the Merger and (ii) $3.80. The special option shall be fully vested as of the date of grant and shall expire on the tenth anniversary of the date of grant.

     If shareholders of the Company fail to approve the 1997 Plan, Mr. Webb and the Company have agreed to discuss alternative mechanisms to provide Mr. Webb with the economic equivalent of the option provisions discussed above.

     The stock options granted to Messrs. Mauer, Webb, Cougill and Groelinger in connection with their employment agreements become immediately exercisable in the event of a change of control (as defined in their respective employment agreements).

                             COMPENSATION COMMITTEE
                      INTERLOCKS AND INSIDER PARTICIPATION

     In 1995, the Company entered into an agreement with Mr. McConnaughy pursuant to which he agreed to provide certain investment banking services through June 1996 for an aggregate fee of $75,000. Mr. McConnaughy is a member of the Company's Board of Directors and its Compensation and Audit Committees and a member of a group of stockholders who may be deemed to beneficially own and exercise control over the Company's outstanding Common Stock and management as of April 15, 1997. See 'Security Ownership of Certain Beneficial Owners and Management'. Mr. McConnaughy waived his directors' fees for 1996 and did not vote with respect to the Board of Directors' resolution to enter into the agreement for his investment banking services.

     In 1996, the Company presented 'Bo Schembechler Football Clinics' throughout the United States. Mr. Schembechler, the former head football coach at the University of Michigan from 1968 through 1989, assisted in designing and operating the clinics. Mr. Schembechler was also the lead speaker on football coaching and safety to over 1,000 high school coaches and athletic directors at these clinics. Mr. Schembechler received a fee of $20,000 for his services in 1996 in addition to his directors' fees. The Company discontinued these clinics in 1996. Mr. Schembechler is a member of the Compensation Committee and Audit Committee of the Company's Board.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

OBLIGATIONS TO CERTAIN SHAREHOLDERS

     In September 1988, the Company issued a Note to MLC in the original principal amount of $2,000,000 (the 'MLC Note') in connection with a recapitalization. In the recapitalization, the Company issued Common Stock in exchange for Class A Common Stock of the Company owned by MLC (which had a preferential right to receive $4,000,000 before any dividends or distributions were to be made to any other stockholders), Class B Common Stock owned by MacGregor Sporting Goods, Inc. ('Mac I') (from certain subsidiaries of which the Company acquired its initial businesses in April 1988 for certain cash consideration, Class B Common Stock, long term notes and assumed liabilities) and Class B Common Stock owned by Mr. Frederick Brooks (the Company's President and Chief Operating Officer until February 1992). Originally due in 1993, the MLC Note was extended until January 1998, subject to mandatory prepayments relating to cash flow measurement and changes in capitalization. The outstanding balance of the MLC Note ($870,834) was repaid in November 1996 in accordance with its terms from a portion of the net proceeds of the Company's sale to Silver Oak Capital L.L.C. of its 4.10% Convertible Subordinated Note due November 1, 2004. The MLC Note bore interest at 10% per annum, was secured by a lien on substantially all of the assets of the Company and was subordinated to the Company's indebtedness to NBD Bank.

     In 1994 the Company granted MLC a Warrant (the 'Warrant') to purchase 150,000 shares of its Common Stock at $2.44 per share in consideration for the extension of the MLC Note. In August 1995 certain of the original partners withdrew from MLC, and in connection with the restructuring of MLC, Messrs. Cougill, Mauer, McConnaughy, Nederlander and Toboroff or entities controlled by them acquired interests in the Warrant.

     In May 1991, Messrs. Nederlander, Toboroff, Epstein, McConnaughy and Brooks (the 'Investors') acquired from a party not affiliated with the Company a promissory note (the 'Investors Note') with an aggregate principal amount of $439,000. The Investors Note was originally issued in April 1988 to Mac I in connection with the acquisition described above. The unaffiliated seller had acquired substantially all of the assets of Mac I's successor, MacGregor Sports Inc., in a sale authorized during the successor's bankruptcy proceedings. The

Investors Note is due in April 1998 and bears simple interest at the rate of 8% per annum (which interest accrues and is not paid until the principal is due) and is unsecured. In August 1995, Mr. Epstein transferred his interest in the Investors Note to Messrs. McConnaughy, Nederlander and Toboroff in connection with the MLC restructuring noted above.

                     COMPARATIVE PERFORMANCE BY THE COMPANY

     The following graph shows a comparison of cumulative total returns for the Company, the NASDAQ Market Index and an index of peer companies selected by the Company for the five year period from January 1, 1992 to December 31, 1996. In accordance with the rules of the Commission, the Company's Comparative Performance Information is not intended to be 'filed' or 'soliciting material' or subject to Regulations 14A or 14C or Section 18 of the Exchange Act, or incorporated by reference into any other filing by the Company with the Commission.


            COMPARISON OF CUMULATIVE TOTAL RETURN
                 AMONG RIDDELL SPORTS INC.,
           NASDAQ MARKET INDEX AND SIC CODE INDEX
                            [GRAPH]
                   RIDDELL SPORTS INC.   SIC CODE INDEX   NASDAQ MARKET INDEX
        Jan. 1, 1992        100                 100               100
        Dec. 31, 1992     53.03               91.28            100.98
        Dec. 31, 1993     27.27              136.05            121.13
        Dec. 31, 1994     24.24              141.07            127.17
        Dec. 31, 1995     37.88              126.98            164.96
        Dec. 31, 1996     56.06              124.29            204.98

               Assumes $100 invested on January 1, 1992.


     The graph compares the performance of the Company, the NASDAQ Market Index and an index of companies in the sporting and athletic goods industry having the same SIC Code as the Company (SIC Code 3949-Sporting and Athletic Goods), with the investment weighted on market capitalization at the beginning of each period for which a return is indicated. The total returns presented assume the reinvestment of dividends, although dividends have not been declared on the Company's Common Stock. The line of business index (SIC Code 3949), obtained through Media General Financial Services, is the same index as the index used by the Company in its Proxy Statement dated May 20, 1996.

                    PROPOSAL TO AMEND 1991 STOCK OPTION PLAN
                  AND PROPOSAL TO ADOPT 1997 STOCK OPTION PLAN

INTRODUCTION

     The Company's Board of Directors adopted the 1991 Stock Option Plan (the '1991 Plan'), which was approved by the Company's stockholders, to attract and retain qualified management. Options to acquire an aggregate of 1,415,500 shares of Common Stock were originally reserved for issuance under the 1991 Plan, and options to acquire 1,186,050 shares have been granted as of May 17, 1997 (net of past grants cancelled or expired). As previously discussed, the Company has entered into the Merger Agreement and other documents in connection with the proposed acquisition of Varsity, pursuant to which the Company has agreed to grant stock options to acquire 950,000 shares of the Company's Common Stock options to Varsity employees, including options for Mr. Webb to acquire 397,760 such shares. Furthermore, particularly if the Merger is consummated, the Board believes that the 229,450 shares remaining (net of grants cancelled or expired) available for grant under the 1991 Plan are not sufficient to reward, attract and retain qualified management. Consequently, the Board of Directors has approved the 1997 Stock Option Plan (the '1997 Plan'), hereby submitted for stockholder approval.

     The proposed 1997 Plan, described more fully below, will increase the number of shares of Common Stock available for grant of options by 1,500,000 (from 1,415,500 to 2,915,500). Whether or not the stockholders approve the 1997 Plan or the Merger is consummated, the 1991 Plan will remain in full force and effect.

     As discussed more fully below, to provide flexibility to the Board to award stock options to the highest levels of senior management who may also be members of the Company's Board of Directors, the Board has approved, and is submitted hereby for stockholder approval, an amendment to the 1991 Plan providing that the fixed and automatic grants of options will be made to each member of the Board of Directors of the Company who is not a Chief Executive Officer, President, Executive Vice President or Senior Vice President of the Company or any of its subsidiaries.

     The following discussion is qualified by the terms of the proposed amendments to the 1991 Plan and the proposed 1997 Plan, which are attached hereto as Exhibits A and B, respectively.

GENERAL DESCRIPTION OF 1991 STOCK OPTION PLAN

     Under the 1991 Plan, options may be granted from time to time to key employees, including officers, directors, advisors and independent consultants to the Company or to any of its subsidiaries. The 1991 Plan is administered by the Board of Directors, which may empower a committee of directors to administer the 1991 Plan. If such committee is appointed, it may exercise all of the powers of the Board in relation to the 1991 Plan. The Board is generally empowered to interpret the 1991 Plan, to prescribe rules and regulations relating thereto, to determine the terms of the option agreements, to amend them with the consent of the optionee, to determine the employees to whom options are to be granted, and to determine the number of shares subject to each option and the exercise price thereof. Options granted under the 1991 Plan may be designated as incentive stock options ('ISOs') or nonqualified stock options ('NQSOs'). The per share exercise price for ISOs granted to directors, officers and employees may not be less than 100% of the fair market value of a share of Common Stock on the date the option is granted (110% of such fair market value if the optionee owns more than 10% of the Common Stock of the Company), and for NQSOs, not less than 85% of fair market value on the date the NQSO is granted. Upon exercise of an option, the optionee may pay the purchase price with previously acquired securities of the Company, or at the discretion of the Board, the Company may loan some or all of the purchase price to the optionee.

     In the discretion of the Board, NQSOs may be exercisable immediately and need not terminate upon termination of the optionee's relationship with the Company, and the Board may amend the terms and provisions (other than the option price) of any NQSOs. Options could be exercisable for a term which may not be less than one year or greater than ten years from the date of grant. ISOs are not transferable other than by will or by the laws of descent and distribution. NQSOs may be transferred to the optionee's spouse or lineal descendants, subject to certain restrictions. In the event of a change in control or certain other basic changes in the Company, in the Board's discretion, each option may become fully and immediately exercisable. Options may be exercised during the holder's lifetime only by the holder, his or her guardian or legal representative. The Board may decrease the exercise price of outstanding options to the fair market value of the Common Stock on the date the Board resolves to decrease such price.

     Options granted pursuant to the 1991 Plan may be designated as ISOs, with the attendant tax benefits provided under Sections 421 of the Internal Revenue Code of 1986, as amended. Accordingly, the 1991 Plan provides that the aggregate fair market value (determined at the time an ISO is granted) of the Common Stock subject to ISOs becoming exercisable for the first time by an employee during any calendar year (under all stock option plans of the Company and its subsidiaries) may not exceed $100,000.

     Assuming the stockholders approve the amendment to the 1991 Plan described below, each Company director other than any director who is also a Chief Executive Officer, President, Executive Vice President or Senior Vice President of the Company or any of its subsidiaries will receive an option to acquire 7,500 shares of Common Stock each year. In addition, each such individual (other than current directors) will receive an option to acquire 15,000 shares of Common Stock upon becoming a member of the Board of Directors and, after the first anniversary of his joining the Board, the annual grant of an option to acquire 7,500 shares concurrently with the grants to the other directors. All such directors' options will become exercisable in full on the first anniversary of the date of grant. In order for the compensation in respect of options granted in the future under the 1991 Plan to be deductible to the Company as 'performance based compensation' (within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the 'Code'), the 1991 Plan limits the number of shares of Common Stock with respect to which options may be granted to any individual in any year to no more than 150,000.

     The Board may modify, suspend or terminate the 1991 Plan, provided however, that certain material modifications affecting the 1991 Plan must be approved by the stockholders, and any change in the 1991 Plan that may adversely affect an optionee's rights under an option previously granted under the 1991 Plan requires the consent of the optionee.

PROPOSED ELIMINATION OF FIXED GRANTS TO CERTAIN DIRECTORS UNDER 1991 PLAN

     The 1991 Plan provides that each director other than any director who is also the Chief Executive Officer will receive an annual grant of an option to purchase 7,500 shares of Common Stock and that each such individual who joins the Board of Directors (excluding current directors) will receive an initial grant of an option to acquire 15,000 shares of Common Stock, and after the first anniversary of his joining the Board will receive the annual grant of an option to acquire 7,500 shares concurrently with the grants to other directors. All such options will have an exercise price equal to the fair market value of the

Common Stock on the date of grant, which will be the closing price of the Common Stock on the date of each Annual Meeting of Stockholders.

     As previously discussed, in connection with the merger, it is contemplated that certain individuals, including Mr. Webb, will become members of the Company's Board of Directors. The Board has approved an amendment to the 1991 Plan providing that these fixed and automatic grants of options, will be made to each member of the Board of Directors of the Company who is not a Chief Executive Officer, President, Senior Vice President or Executive Vice President of the Company or any of its subsidiaries. The Board of Directors believes it is in the best interests of the Company to increase its flexibility with respect to grants of options to the most senior members of management, especially in view of the Company's proposed acquisition of Varsity Spirit. The Board is submitting for stockholder approval, and recommending, that the stockholders approve the proposed amendment to eliminate the fixed grants of options to directors who are not also the Chief Executive Officer, president, Executive Vice President of Senior Vice President of the Company or any of its subsidiaries.

REQUIRED VOTE FOR APPROVAL OF AMENDMENTS TO 1991 PLAN

     The 1991 Plan requires approval of a majority of stockholders present at a meeting of stockholders by proxy or in person in order to implement certain material modifications to the 1991 Plan. Thus, assuming a quorum is present, the affirmative vote of a majority of the shares of the Common Stock present at the Annual Meeting of Stockholders entitled to vote is required to approve the above-described amendment to the 1991 Plan.

                                    *  *  *

         THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING 'FOR' THE APPROVAL OF THE AMENDMENT TO THE 1991 STOCK OPTION PLAN.

                                    *  *  *

GENERAL DESCRIPTION OF PROPOSED 1997 STOCK OPTION PLAN

     The Company, subject to the approval of its stockholders, has adopted the Riddell Sports Inc. 1997 Stock Option Plan (the '1997 Plan'). A maximum of 1,500,000 shares of Common Stock has been reserved for issuance under the 1997 Plan, subject to equitable adjustment upon the occurrence of any stock dividend, stock split, recapitalization, combination or exchange of shares.

     Unless otherwise determined by the Board of Directors of the Company, the 1997 Plan shall be administered by a committee appointed by the Board ('Compensation Committee'), which shall consist of two or more members of the Board who are 'outside directors' within the meaning of section 162(m) of the Code. The Compensation Committee may, in its discretion, delegate to a subcommittee its duties hereunder, including the grant of stock options or other stock-based awards. The full Board shall also have the authority, in its discretion, to grant stock options or other stock-based awards under the Plan and to administer the Plan. For all purposes under the Plan, any entity which performs the duties described herein, shall be referred to as the 'Committee.'

The Committee shall have full authority, subject to the provisions of the 1997 Plan, among other things, to determine the persons to whom options or other stock-based awards will be granted, to determine the exercise price of the stock options and to prescribe, amend and rescind rules and regulations relating to the 1997 Plan.

     Grants of a stock options or other stock-based awards may be made under the 1997 Plan to selected employees, directors (including directors who are not employees) and consultants of the Company and its present or future affiliates, in the discretion of the Committee. Stock options may be either 'incentive stock options,' as such term is defined in Section 422 of the Code, or nonqualified stock options. The exercise price of a nonqualified stock option may be above, at or below the fair market value per share of Common Stock on the date of grant; the exercise price of an incentive stock option may not be less than the fair market value per share of Common Stock on the date of grant.

     The 1997 Plan also provides for automatic grants of stock options (with an exercise price equal to the fair market value of a share of Common Stock on the date of grant) to each member of the Board of Directors of the Company who is not a Chief Executive Officer, President, Senior Vice President or Executive Vice President of the Company or its subsidiaries ('Eligible Directors'). Except as otherwise determined by the Committee, options to purchase 15,000 shares of Common Stock will be automatically granted to Eligible Directors upon commencement of their service on the Board of Directors, except with respect to Eligible Directors serving on the date of the 1997 annual stockholders meeting. Thereafter (and in each case except as otherwise determined by the Committee), Eligible Directors are granted an option to purchase 7,500 shares of Common Stock on the date of each subsequent annual meeting of shareholders (unless such Eligible Director has received an initial option grant less than one year prior to the date of such meeting).

     In view of the fact that each of the 1991 Plan and 1997 Plan provides certain directors with fixed automatic grants of options to acquire shares of Company Common Stock, the Board of Directors has resolved that the total number of shares underlying options required to be granted to each eligible director shall not be duplicated.

     Options automatically granted to Eligible Directors become exercisable as to all shares on the first anniversary of the date of grant, or on the retirement of the Eligible Director from the Board of Directors, whichever is first. Options automatically granted to Eligible Directors expire on the earliest of (i) the tenth anniversary of the date of grant, (ii) the second anniversary of the termination of the Eligible Directors' service on the Board of Directors for reasons other than cause, or (iii) thirty days after the termination of the Eligible Directors' service on the Board of Directors for Cause (as defined in the 1997 Plan).

     No person may be granted stock options under the 1997 Plan representing an aggregate of more than 900,000 shares of Common Stock during 1997 and representing an aggregate of more than 500,000 shares of Common Stock during any subsequent calendar year. Stock options shall be exercisable at the times and upon the conditions that the Committee may determine, as reflected in the applicable agreement. The exercise period shall be determined by the Committee; provided, however, that in the case of an incentive stock option, such exercise period shall not exceed ten (10) years from the date of grant of such incentive stock option.

     Except to the extent the Committee provides otherwise, in the event that the employment of a grantee shall terminate (other than by reason of death or disability), all stock options that are not exercisable at the time of such termination shall terminate and all stock options that are exercisable at the time of such termination may be exercised for a period of three months immediately following such termination (but in no case after the stock options expire in accordance with their terms). Except to the extent the Committee provides otherwise, in the event that the employment of a grantee shall terminate by reason of death or disability, all stock options that are not exercisable at the time of such termination shall terminate and all stock options that are exercisable at the time of such termination may be exercised for a period of one year immediately following such termination (but in no case after the stock options expire in accordance with their terms).

     The Committee may also grant other stock-based awards under the 1997 Plan. Such stock-based awards may be granted pursuant to the Company's Key Executive Long-Term Incentive Bonus Plan or any successor thereto and will be subject to such terms and conditions as the Committee may determine.

     Except to the extent the Committee provides otherwise, stock options granted under the 1997 Plan shall not be transferable otherwise than by will or by the laws of descent and distribution. The 1997 Plan may, at any time and from time to time, be altered, amended, suspended, or terminated by the Board of Directors, in whole or in part; provided that, unless otherwise determined by the Board, an amendment that requires stockholder approval in order for the Plan to continue to comply with Section 162(m) of the Code or any other law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders. In addition, no amendment may be made which adversely affects any of the rights of a grantee under any award theretofore granted, without such grantee's written consent.

REQUIRED VOTE FOR APPROVAL OF 1997 PLAN

     Approval for the adoption of the 1997 Plan requires approval of a majority of stockholders present at a meeting of stockholders by proxy or in person. Thus, assuming a quorum is present, the affirmative vote of a majority of the shares of the Common Stock present at the Annual Meeting entitled to vote is required to approve the above-described 1997 Plan.

                                    *  *  *

         THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING
                'FOR' THE APPROVAL OF THE 1997 STOCK OPTION PLAN

                                    *  *  *

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF OPTIONS GRANTED UNDER

EACH OF THE 1991 PLAN AND 1997 PLAN

     The following discussion is a brief summary of the principal United States Federal income tax consequences under current Federal income tax laws relating to grants of stock options under the each of the 1991 Plan and 1997 Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.

     An optionee will not recognize any taxable income upon the grant of a nonqualified stock option and the Company will not be entitled to a tax deduction with respect to the grant of a nonqualified stock option. Upon exercise, the excess of the fair market value of a share of Common Stock on the exercise date over the option exercise price will be taxable as ordinary income to the optionee and will be subject to applicable withholding taxes. The Company will generally be entitled to a tax deduction at such time in the amount of such ordinary income.

     In the event of a sale of a share of Common Stock received upon the exercise of a nonqualified stock option, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term capital gain or loss if the holding period for such Common Stock is more than one year.

     An optionee will not recognize any taxable income at the time of grant or timely exercise of an incentive stock option and the Company will not be entitled to a tax deduction with respect to such grant or exercise. Exercise of an incentive stock option may, however, give rise to taxable compensation income subject to applicable withholding taxes, and a tax deduction to the Company, if the incentive stock option is not exercised on a timely basis (generally, while the optionee is employed by the Company or within 90 days after termination of employment) or if the optionee subsequently engages in a 'disqualifying disposition,' as described below. The amount by which the fair market value of the Common Stock on the exercise date of an incentive stock option exceeds the exercise price generally will increase the optionee's 'alternative minimum taxable income.'

     A sale or exchange by an optionee of shares acquired upon the exercise of an incentive stock option more than one year after the transfer of the shares to such optionee and more than two years after the date of grant will result in any difference between the net sale proceeds and the exercise price being treated as long-term capital gain (or loss) to the optionee. If such sale or exchange takes place within two years after the date of grant of the incentive stock option or within one year from the date of transfer of the incentive stock option shares to the optionee, such sale or exchange will generally constitute a 'disqualifying disposition' of such shares that will have the following results: any excess of (i) the lesser of (a) the fair market value of the shares at the time of exercise and (b) the amount realized on such disqualifying disposition of the shares over (ii) the option exercise price of such shares, will be ordinary income to the optionee, subject to applicable withholding taxes, and the Company will be entitled to a tax deduction in the amount of such income. Any further gain or loss after the date of exercise generally will qualify as capital gain or loss and will not result in any deduction by the Company.

     If an optionee uses previously acquired shares of Common Stock to pay the exercise price of an option, the optionee would not ordinarily recognize any taxable income to the extent that the number of new shares of Common Stock received upon exercise of the option does not exceed the number of previously acquired shares so used. If non-recognition treatment applies to the payment for option shares with previously acquired shares, the tax basis of the option shares received without recognition of taxable income is the same as the basis of the shares surrendered as payment. In the case of an incentive stock option, if a greater number of shares of Common Stock is received upon exercise than the number of shares surrendered in payment of the option price, such excess shares will have a zero basis in the hands of the holder. Where a nonqualified stock option is being exercised, the option holder will be required to include in gross income (and the Company will be entitled to deduct) an amount equal to the fair market value of the additional shares on the date the option is exercised less any cash paid for the shares. Moreover, if the stock previously acquired by exercise of an incentive stock option is transferred in connection with the exercise of another option whether or not an incentive stock option, and if, at the time of such transfer, the stock so transferred has not been held for the holding period required in order to receive favorable treatment under the rules governing incentive stock option, then such transfer will be treated as a disqualifying disposition of the shares so transferred.

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     Grant Thornton have been the principal accountants of the Company during the calendar year ended December 31, 1996 and have been selected as the Company's principal accountants for the current calendar year, subject to ratification by the shareholders. A representative of Grant Thornton will be present at the Annual Meeting, with an opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions.

     If, prior to the next Annual Meeting, such firm shall decline to act or otherwise become incapable of acting, or if its engagement shall be otherwise discontinued by the Board of Directors, the Board of Directors will appoint other independent auditors whose appointment for any period subsequent to the next Annual Meeting will be subject to stockholder approval at such meeting.

     Assuming the presence of a quorum, the affirmative vote of a majority of the shares of Common Stock present at the Annual Meeting of and entitled to vote on this item is required to ratify the selection of the Company's independent auditors.

                                    *  *  *

              THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING
     'FOR' THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS

                                    *  *  *

                      SUBMISSION OF STOCKHOLDER PROPOSALS


     Any stockholder desiring to submit a proposal for action at the next Annual Meeting of Stockholders which the stockholder desires to be presented in the Company's Proxy Statement with respect to such meeting should submit such proposal to the Company, c/o its General Counsel, Lisa J. Marroni, Esq., Riddell Sports Inc., 900 Third Avenue, 27th Floor, New York, New York 10022, no later than February 3, 1998.

                                 OTHER MATTERS

     Other than as set forth in this proxy statement, within a reasonable time before the commencement of this solicitation, the Board of Directors did not know of any other business constituting a proper subject for action by the stockholders to be presented at the Annual Meeting. However, if any such matter should properly come before the meeting, the persons named in the enclosed proxy intend to vote such proxy in accordance with their best judgment.

     The proxies named in the enclosed form of proxy and their substitutes, if any, will vote the shares represented by the enclosed form of proxy, if the proxy appears to be valid on its face and, where a choice is specified on the form of proxy, the shares will be voted in accordance with each specification so made.

     A list of stockholders of record of the Company as of May 1, 1997, will be available for inspection by stockholders during normal business hours from May 15 through June 13, 1997 at the offices of the Company, 900 Third Avenue, 27th Floor, New York, New York 10022.

     In addition to soliciting proxies by mail, the Company may make requests for proxies by telephone, telegraph or messenger or by personal solicitation by officers, directors, or employees of the Company, or by any one or more of the foregoing means. The Company will also reimburse brokerage firms and other nominees for their actual out-of-pocket expenses in forwarding proxy material to beneficial owners of the Company's shares. All expenses in connection with such solicitation are to be paid by the Company.

                                          By Order of the Board of Directors


                                          ROBERT E. NEDERLANDER
                                          Chairman of the Board

Dated: June 2, 1997

                                                                       EXHIBIT A

                   AMENDMENT NO. 4 TO THE RIDDELL SPORTS INC.
                             1991 STOCK OPTION PLAN

     WHEREAS, the Board of Directors (the 'Board') of Riddell Sports Inc. (the 'Company') has heretofore adopted the Riddell Sports Inc. 1991 Stock Option Plan (the '1991 Plan'); and

     WHEREAS, the Board has previously amended the 1991 Plan on August 20, 1992, September 30, 1993 and June 27, 1996; and

     WHEREAS, the Board desires to further amend the 1991 Plan.

     NOW, THEREFORE, the 1991 Plan is hereby further amended, subject to the approval of this Amendment by the stockholders of the Company, as follows:

     Section 19(b) is hereby amended to read as follows:

          (b) AUTOMATIC GRANTS. (1) Upon becoming a member of the Board of Directors, each director (other than members of the Board on the date of the annual stockholders' meeting in 1997 and other than a director who is also the Chief Executive Officer, President, Executive Vice President or Senior Vice President of the Company or any of its subsidiaries) shall be granted automatically without action by the Board, an Option to purchase 15,000 shares of Common Stock.

          (2) On the date of the annual stockholder's meeting first occurring after the first anniversary of a grant to a director pursuant to paragraph b(1) above, such director shall be granted an Option to acquire 7,500 shares of Common Stock.

                                                                       EXHIBIT B

                              RIDDELL SPORTS INC.
                             1997 STOCK OPTION PLAN

1. PURPOSE

     This Riddell Sports Inc. 1997 Stock Option Plan (the 'Plan') is intended to encourage stock ownership by employees, directors and consultants of Riddell Sports Inc. (the 'Company') and Affiliate Corporations (as defined in Section 2(a)), so that they may acquire or increase their proprietary interest in the Company, and to encourage such employees, directors and consultants to remain in the employ or service of the Company and to put forth maximum efforts for the success of the business of the Company. It is further intended that options granted pursuant to Section 6 of the Plan shall constitute 'incentive stock options' ('Incentive Stock Options') within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder (the 'Code'), and options granted pursuant to Section 7 of the Plan shall constitute 'nonqualified stock options' ('Nonqualified Stock Options').

2. DEFINITIONS

     As used in the Plan, the following words and phrases shall have the meanings indicated:

          (a) 'Affiliate Corporation' shall mean any corporation, directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Company.

          (b) 'Board' shall mean the Board of Directors of the Company.

          (c) 'Change in Control' shall be deemed to have occurred if a majority of the members of the Board are representatives or designees of any 'Person' (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) other than M.L.C. Partners Limited Liability Partnership, its former (other than Mr. Epstein) and present general or limited partners, or any Person affiliated with the foregoing and their heirs; it being understood that it shall not be deemed to be a Change in Control of the Company if no Person shall have designated or nominated a majority of the members of the Board.

          (d) 'Disability' shall have the meaning set forth in Section 22(e)(3) of the Code.

          (e) 'Eligible Director' shall mean each director who is not a Chief Executive Officer, President, Senior Vice President or Executive Vice President of the Company or any Affiliate Corporation.

          (f) 'Fair Market Value' per share as of a particular date shall mean
     (i) the closing price per share of Common Stock (as defined in Section 5) on a national securities exchange or on the NASDAQ stock market for the last preceding date on which there was a sale of Common Stock on such exchange, or (ii) if the shares of Common Stock are then traded on any other over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-counter market for the last preceding date on which there was a sale of Common Stock in such market or (iii) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee in its discretion may determine.

          (g) 'Option' shall mean an Incentive Stock Option or a Nonqualified Stock Option granted under the Plan.

          (h) 'Parent Corporation' shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of granting an Option, each of such corporations (other than the Company) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          (i) 'Subsidiary Corporation' shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting an Option, each of such corporations (other than the last corporation in an unbroken chain) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          (j) 'Ten Percent Stockholder' shall mean an Optionee who, at the time an Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its Parent or Subsidiary Corporations.

3. ADMINISTRATION

     Unless otherwise determined by the Board, the Plan shall be administered by a committee appointed by the Board ('Compensation Committee'), which shall consist of two or more members of the Board who are 'outside directors' within the meaning of section 162(m) of the Code. The Compensation Committee may, in its discretion, delegate to a subcommittee its duties hereunder, including the grant of Options and other stockbased awards. The full Board shall also have the authority, in its discretion, to grant Options and other stockbased awards under the Plan and to administer the Plan. For all purposes under the Plan, any entity which performs the duties described herein, shall be referred to as the 'Committee.'

     The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Options and other stockbased awards; to determine which Options shall constitute Incentive Stock Options and which Options shall constitute Nonqualified Stock Options; to determine the purchase price of the shares of Common Stock covered by each Option (the 'Option Price'); to determine the persons to whom, and the time or times at which, Options and other stockbased awards shall be granted; to determine the number of shares to be covered by each Option; to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the

Plan; to determine the terms and provisions of the Option Agreements (which need not be identical) entered into in connection with Options granted under the Plan; and to make all other determinations deemed necessary or advisable for the administration of the Plan. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan.

     No member of the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Option or other stock-based award granted hereunder.

4. ELIGIBILITY

     Options and other stockbased awards may be granted to key employees (including, without limitation, officers) and directors (whether or not such directors are employees) of, or consultants to, the Company or its present or future Affiliate Corporations, except that Incentive Stock Options shall be granted only to individuals who, on the date of such grant, are employees of the Company or a Parent Corporation or a Subsidiary Corporation. In determining the persons to whom Options shall be granted and the number of shares to be covered by each Option, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Company and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of the Plan. A person to whom an Option has been granted hereunder is sometimes referred to herein as an 'Optionee.'

     An Optionee shall be eligible to receive more than one grant of an Option during the term of the Plan, but only on the terms and subject to the restrictions hereinafter set forth.

5. STOCK

     The stock subject to Options hereunder shall be shares of the Company's common stock, par value $0.01 per share ('Common Stock'). Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or that may be reacquired by the Company. The aggregate number of shares of Common Stock with respect to which Options may be granted from time to time under the Plan shall not exceed 1,500,000. No person may be granted Options under the Plan during 1997 with respect to more than 900,000 shares of Common Stock and, during any subsequent calendar year, with respect to more than 500,000 shares of Common Stock.

The limitations established by the preceding two sentences shall be subject to adjustment as provided in Section 8(h).

6. INCENTIVE STOCK OPTIONS

     Options granted pursuant to this Section 6 are intended to constitute Incentive Stock Options and shall be subject to the following special terms and conditions, in addition to the general terms and conditions specified in Section 8.

     (a) Value of Shares. The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of Common Stock with respect to which Options granted under the Plan and all other option plans of the Company, any Parent Corporation and any Subsidiary Corporation become exercisable for the first time by an Optionee during any calendar year shall not exceed $100,000.

     (b) Ten Percent Stockholder. In the case of an Incentive Stock Option granted to a Ten Percent Stockholder, (i) the Option Price shall not be less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the date of grant of such Incentive Stock Option, and (ii) the exercise period shall not exceed five (5) years from the date of grant of such Incentive Stock Option.

7. NONQUALIFIED STOCK OPTIONS

     Options granted pursuant to this Section 7 are intended to constitute Nonqualified Stock Options and shall be subject only to the general terms and conditions specified in Section 8.

8. TERMS AND CONDITIONS OF OPTIONS

     Each Option granted pursuant to the Plan shall be evidenced by a written stock option agreement ('Option Agreement') between the Company and the Optionee, which shall comply with and be subject to the following terms and conditions:

          (a) Number of Shares. Each Option Agreement shall state the number of shares of Common Stock to which the Option relates.

          (b) Option Price. Each Option Agreement shall state the Option Price per share of Common Stock, which, in the case of Incentive Stock Options, shall be not less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant of the Option. The Option Price shall be subject to adjustment as provided in Section 8(h).

          (c) Medium and Time of Payment. The Option Price shall be paid in full, at the time of exercise, in cash or in shares of Common Stock having a Fair Market Value equal to the Option Price or in a combination of cash and such shares, and may be effected in whole or in part with monies borrowed from the Company pursuant to repayment terms and conditions as shall be determined from time to time by the Committee, in its discretion, separately with respect to each exercise of Options and each Optionee; provided, however, that each such method and time for payment and each such borrowing and terms and conditions of security, if any, and repayment shall be permitted by and be in compliance with applicable law. An Optionee may also elect to pay all or a portion of the aggregate Option Price by having shares of Common Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price withheld by the Company or sold by a broker-dealer.


          (d) Term and Exercise of Options. Options shall be exercisable over the exercise period as and at the times and upon the conditions that the Committee may determine, as reflected in the Option Agreement; provided, however, that the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. The exercise period shall be determined by the Committee; provided, however, that in the case of an Incentive Stock Option, such exercise period shall not exceed ten (10) years from the date of grant of such Incentive Stock Option. The exercise period shall be subject to earlier termination as provided in Sections 8(e), 8(f) and 8(h)(4). An Option may be exercised, as to any or all full shares of Common Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Company;

     provided, however, that an Option may not be exercised at any time as to fewer than 100 shares (or such number as to which the Option is then exercisable if such number of shares is less than 100).

          (e) Termination of Employment or Service.  Except as provided in this
     Section 8(e) and in Section 8(f), an Option may not be exercised unless the Optionee is then in the employ of, or a director of, or a consultant to (1) the Company, (2) an Affiliate Corporation or (3) a corporation issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies or a Parent Corporation or Subsidiary Corporation of the corporation described in clauses (1), (2) or (3) above in this Section 8(e) (any such corporation, an 'Employer') and unless the Optionee has remained continuously employed or in service with an Employer since the date of grant of the Option. Unless otherwise determined by the Committee, in the event that the employment or service of an Optionee shall terminate other than by reason of death or Disability (and regardless of whether the Optionee is entitled to any contractual or severance payments with respect to such termination), then all Options of such Optionee that are not exercisable as of the date of such termination shall terminate as of the date of termination and all exercisable Options shall (unless earlier terminated in accordance with their terms) remain exercisable for a period of three months immediately following the date of termination and shall terminate thereafter. Nothing in the Plan or in any Option granted pursuant hereto shall confer upon an individual any right to continue in the employ of, or as a director of, or a consultant to an Employer or interfere in any way with the right of an Employer to terminate such employment or service at any time.

          (f) Death or Disability of Optionee. Unless otherwise determined by the Committee, if an Optionee shall die while employed by, or a director of, or a consultant to an Employer, or if the Optionee's employment or service shall terminate by reason of Disability, then all Options of such Optionee that are not exercisable as of the date of such death or termination by reason of Disability shall terminate as of the date of such death or termination by reason of Disability and all Options that are exercisable as of such date shall (unless earlier terminated in accordance with their terms) remain exercisable for a period of one year immediately following the date of such death or termination by reason of Disability and shall terminate thereafter.

          (g) Nontransferability of Options. Unless otherwise determined by the Committee, the Options shall not be transferable otherwise than by will or by the laws of descent and distribution, and Options may be exercised, during the lifetime of the Optionee, only by the Optionee or by the guardian or legal representative of the Optionee.

          (h) Effect of Certain Changes.

             (1) If there is any change in the number of shares of Common Stock as a result of the declaration of stock dividends, recapitalization resulting in stock splits or combinations or exchanges of such shares, the number of shares of Common Stock available for Options, the annual limitations on grants of Options, the number of shares of Common Stock covered by outstanding Options, and the Option Price per share of such Options shall be proportionately adjusted by the Committee to reflect any increase or decrease in the number of issued shares of Common Stock; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

             (2) In the event of a change in the Common Stock of the Company as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

             (3) To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination shall be final, binding and conclusive, provided that each Incentive Stock Option granted pursuant to the Plan shall not be adjusted in a manner that causes such option to fail to continue to qualify as an Incentive Stock Option within the meaning of
        Section 422 of the Code.

             (4) In the event of (i) a Change in Control or (ii) the disposition by the Company of substantially all of the assets or stock of an Affiliate Corporation of which the Optionee is then an employee, officer or director or consultant, then the Board may, in its discretion, cause each Option under the Plan (in case of an event described in (i)) or each Option granted to an employee, officer, director or consultant of an Affiliate Corporation with respect to which an event described in (ii) has occurred, as applicable, (in each case, an 'Affected Option') to become immediately and fully exercisable. In addition, in any such event, the Committee may terminate simultaneously with the happening of such event each Affected Option, and the Company shall pay the Optionee in lieu thereof an amount equal to (a) the excess of the Fair Market Value over the Option Price of one share of Common Stock on the date on which such event occurs, multiplied by (b) the number of shares of Common Stock subject to the

        Option.

          (i) Rights as a Stockholder. An Optionee or a transferee of an Option shall have no rights as a stockholder with respect to any shares covered by the Option until the date of the issuance of a stock certificate to him or her for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 8(h).

          (j) Other Provisions. The Option Agreements authorized under the Plan shall contain such other provisions, including, without limitation, (i) the imposition of restrictions upon the exercise of an Option and (ii) in the case of an Incentive Stock Option, the inclusion of any condition not inconsistent with such Option's qualifying as an Incentive Stock Option, as the Committee shall deem advisable.

9. AUTOMATIC DIRECTOR OPTIONS

     (a) All Options granted pursuant to this Section 9 ('Formula Director Options') shall be nonqualified stock options and the Option Price per share of Formula Director Options shall be the Fair Market Value of a share of Common Stock on the date of grant.

     (b) (1) Except as may be otherwise determined by the Committee, upon becoming a member of the Board, each Eligible Director (other than members of the Board on the date of the annual stockholders' meeting in 1997) shall be granted automatically without action by the Committee, an Option to purchase 15,000 shares of Common Stock.

      (2) Except as may be otherwise determined by the Committee, on the date of the annual stockholders' meeting first occurring after the first anniversary of a grant to an Eligible Director pursuant to paragraph b(1) above, such Eligible Director shall be granted an Option to acquire 7,500 shares of Common Stock.

      (3) Except as may be otherwise determined by the Committee, on the date of each annual meeting of stockholders commencing with the annual meeting in 1997, each Eligible Director, other than a director who has received a grant of Options pursuant to paragraph b(1) above less than one year prior to such annual meeting date, will be granted automatically, without action by the Committee, an Option to purchase 7,500 shares of Common Stock.

      (4) Except as may be otherwise determined by the Committee, on the date of each annual meeting of stockholders commencing with the annual meeting in 1998, each Eligible Director who has previously received an Option under paragraph b(2) or b(3) above will be granted automatically, without action by the Committee, an Option to purchase 7,500 shares of Common Stock.

     (c) Subject to Section 8(h) hereof, each Option shall be exercisable as to all the shares covered by the Formula Director Option on the first anniversary of the date the Formula Director Option is granted; provided, however, that upon the Retirement of a director all Formula Director Options held by such director pursuant to this Section 9 shall become fully vested and exercisable. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but no later than the date the option expires. Sections 8(e) and (f) hereof shall not apply to Formula Director Options.

     (d) Each Formula Director Option shall expire on the first to occur of (i) the tenth anniversary of the date of grant of the Formula Director Option, (ii) the second anniversary of the director's termination of service as a member of the Board other than for Cause or (iii) thirty days following the director's removal from the Board for Cause.

     (e) For purposes of this Section 9, the following terms shall have the following meanings:

          'Cause' shall mean the termination of service as a member of the Board by a director due to any act of (i) fraud or intentional misrepresentation, or (ii) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any affiliate.

          'Retirement' shall mean the termination of service as a member of the Board by a director that occurs (i) after having served as a member of the Board for at least 10 years and (ii) other than for Cause.

10. OTHER STOCK-BASED AWARDS

     The Committee may grant such awards in the form of other stock-based awards as deemed by the Committee to be consistent with the purposes of the Plan. Awards granted pursuant to this paragraph may be granted pursuant to the Company's Key Executive Long-Term Incentive Bonus Plan or any successor thereto. The Committee shall determine the terms and conditions of such awards at the date of grant or thereafter.

11. TAXES

     The Company or any Affiliate Corporation is authorized to withhold upon Option exercise, amounts of withholding and other taxes due in connection with such exercise and to take such other action as the Committee may deem advisable to enable the Company and Optionees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Option. The Optionee may authorize the Company or an Affiliate Corporation to withhold shares of Common Stock with respect to which the Option is being exercised in satisfaction of the Optionee's tax obligations.

12. TERM OF PLAN

     Options may be granted pursuant to the Plan from time to time within a period of ten (10) years from the date the Plan is adopted by the Board.

13. AMENDMENT AND TERMINATION OF THE PLAN

     The Board at any time and from time to time may suspend, terminate, modify or amend the Plan; provided, however, that, unless otherwise determined by the Board, an amendment that requires stockholder approval in order for the Plan to continue to comply with Section 162(m) of the Code or any other law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders. Except as provided in Section 8, no suspension, termination, modification or amendment of the Plan may adversely affect any Option previously granted, unless the written consent of the Optionee is obtained.

14. EFFECTIVENESS; APPROVAL OF STOCKHOLDERS

     The Plan shall take effect upon its adoption by the Board, but its effectiveness and the exercise of any Options shall be subject to the approval of the stockholders of the Company, which approval must occur within twelve (12) months after the date the Plan is adopted by the Board.

15. EFFECT OF HEADINGS

     The section and subsection headings contained herein are for convenience only and shall not affect the construction of the Plan.

16. COMPLIANCE WITH CERTAIN LAWS

     This Plan is intended to comply with the requirements of Section 162(m) of the Code and shall be interpreted accordingly.

                              RIDDELL SPORTS INC.                          PROXY

                 ANNUAL MEETING OF STOCKHOLDERS--JUNE 24, 1997

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND UNLESS OTHERWISE
 PROPERLY MARKED AND EXECUTED BY THE UNDERSIGNED STOCKHOLDER THIS WILL BE VOTED
          FOR ALL PROPOSALS AS RECOMMENDED BY THE BOARD OF DIRECTORS.

   The undersigned hereby appoints each of Robert E. Nederlander and David M. Mauer, each with full power to act without the other, and with full power of substitution as the undersigned or any attorneys and proxies of the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Riddell Sports Inc., to be held at the Harvard Club, 27 West 44th Street, New York, New York on Tuesday, June 24, 1997 at 1:00 p.m., local time, or at any adjournment or postponement thereof, upon such business as may properly come before the meeting, including the items set forth below.

1. ELECTION OF DIRECTORS.

      FOR all nominees below / /                                 WITHHOLD AUTHORITY / /
      (except as marked to the contrary below)                   to vote for all nominees below

NOMINEES: DON R. KORSTEIN, DAVID M. MAUER, JOHN MCCONNAUGHY, JR., ROBERT E. NEDERLANDER, GLENN E. ('BO') SCHEMBECHLER AND LEONARD TOBOROFF

INSTRUCTION: To withhold authority to vote for any nominee, write that nominee's name in the space below.

--------------------------------------------------------------------------------

2. AMENDING THE COMPANY'S 1991 STOCK OPTION PLAN TO ELIMINATE FIXED GRANTS OF OPTIONS TO DIRECTORS WHO ARE ALSO SENIOR EXECUTIVE OFFICERS.

      FOR / /               AGAINST / /              ABSTAIN / /

3. ADOPTING THE COMPANY'S 1997 STOCK OPTION PLAN.


      FOR / /               AGAINST / /              ABSTAIN / /

4. TO RATIFY THE APPOINTMENT OF GRANT THORNTON AS CERTIFIED INDEPENDENT PUBLIC ACCOUNTANTS FOR THE 1997 CALENDAR YEAR.

      FOR / /               AGAINST / /              ABSTAIN / /

PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.


                         DATED:
                               -------------------------------------------, 1997

                               -------------------------------------------------

                               -------------------------------------------------
                                                SIGNATURE

                               -------------------------------------------------
                                           SIGNATURE IF HELD JOINTLY

 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.